Exhibit 99.1
Press Release
For Immediate Release
Contact:
James Doyle
Chief Financial Officer
(408) 749-1888
Or
James Palczynski
ICR
Investor Relations
(203) 682-8229
Applied Signal Technology, Inc. Enters into Agreement to be Acquired by Raytheon Company
— Combination of Raytheon’s radar and sensor products with Applied Signal’s communications and signals technologies to further enable next-generation intelligence, surveillance and reconnaissance (ISR) solutions—
SUNNYVALE, California, December 20, 2010 — Applied Signal Technology, Inc. (NASDAQ: APSG), a market leader in advanced intelligence, surveillance, and reconnaissance (ISR) solutions, today announced that it has entered into a definitive agreement to be acquired by Raytheon Company (NYSE:RTN) in an all cash tender offer for $38.00 per share. This price represents a premium of 8.5% to APSG’s closing price of $35.02 on December 17, 2010 and a premium of 37.0% to APSG’s closing price of $27.73 on October 21, 2010, the date prior to which the Company disclosed its intention to explore strategic alternatives to enhance shareholder value.
William B. Van Vleet, Chief Executive Officer of Applied Signal Technology, Inc. commented, “We believe that the sale of Applied Signal to Raytheon clearly creates excellent value for our shareholders as well as for our customers in the defense and intelligence market. Our expertise and history of innovation across a range of strategic and tactical ISR products and services, including significant scale in the fast-growing network intelligence space, and Raytheon’s technology portfolio, highly developed infrastructure and broad operating and development capabilities will create strong new capabilities for our customers.”
“Applied Signal brings world class technologies and talent that complement Raytheon’s strong intelligence, surveillance and reconnaissance solutions,” said William H. Swanson, Chairman and Chief Executive Officer, Raytheon Company. “This combination of strengths, along with our complementary cultures of innovation, will provide capabilities to address our customers’ current and future challenges.”
The selection of Raytheon Company as the acquirer was the result of a comprehensive evaluative process conducted by Applied Signal Technology, Inc.’s board of directors, during which the Company received and evaluated interest from multiple parties as well as explored other potential courses of action to create value for shareholders. The definitive agreement was unanimously approved by the boards of directors of both companies. Applied Signal Technology, Inc.’s board intends to recommend that the Company’s shareholders tender their shares in the offer. Following the transaction, Applied Signal Technology, Inc.’s operations will become part of Raytheon’s Space and Airborne Systems business.
The transaction is expected to close in the first quarter of calendar 2011. Under the terms of the merger agreement, the transaction is conditioned upon, among other things, satisfaction of the minimum tender condition of 76.3 percent of the Company’s common stock, the expiration of the applicable waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of shareholder approval.

Important Information about the Tender Offer
The tender offer described herein has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Raytheon will cause its subsidiary, RN Acquisition Company to file a tender offer statement on Schedule TO with the SEC. Investors and Applied Signal Technology, Inc.’s shareholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Applied Signal Technology, Inc. with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. A copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all shareholders of Applied Signal Technology, Inc. www.appsig.com or by contacting Applied Signal Technology, Inc. at 460 West California Avenue, Sunnyvale, California 94086, (408) 749-1888.
Important Information about the Potential One-Step Merger
In connection with the potential one-step merger, Applied Signal Technology, Inc. would file a proxy statement with the SEC. Additionally, Applied Signal Technology, Inc. would file other relevant materials with the SEC in connection with the proposed acquisition of Applied Signal Technology, Inc. by Raytheon and RN Acquisition Company pursuant to the terms of the merger agreement. The materials to be filed by Applied Signal Technology, Inc. with the SEC will be available at no charge on the SEC’s website at www.sec.gov. Investors and shareholders also may obtain copies of the proxy statement from of charge from the Company at www.appsig.com or by contacting the Company at 460 West California Avenue, Sunnyvale, California 94086, (408) 749-1888. Investors and security holders of Applied Signal are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the one step merger because they will contain important information about the one step merger and the parties to the one step merger.
Raytheon Company and Applied Signal Technology, Inc. and their respective directors, executive officers and other members of their management and employees, under the SEC rules, may be deemed to be participants in the solicitation of proxies of Applied Signal Technology, Inc. shareholders in connection with the one step merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Applied Signal Technology, Inc.’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended October 31, 2009, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the one step merger when and if they become available. Information concerning the interests of Applied Signal Technology, Inc.’s participants in the solicitation, which may be, in some cases, different than those of Applied Signal Technology, Inc.’s shareholders generally, will be set forth in the proxy statement relating to the one step merger when it becomes available. Additional information regarding the Applied Signal Technology, Inc. directors and executive officers is also included in Applied Signal Technology, Inc.’s proxy statement for its 2010 annual meeting of shareholders and is included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2009 containing Part III information.
Bank of America Merrill Lynch is serving as financial advisor to Applied Signal Technology, Inc.. DLA Piper LLP (US) is serving as legal counsel to the Company.
About Applied Signal Technology, Inc.
Applied Signal Technology, Inc. is a leading provider of advanced intelligence, surveillance and reconnaissance (ISR) products, systems, and services that enhance global security. For further information about Applied Signal Technology, Inc., visit our website at www.appsig.com.
Statement on Cautionary Factors
Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “future,” “anticipate,” “potential,” “believe” or similar statements are forward-looking statements. Risks and uncertainties include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Applied Signal Technology, Inc. shares will be tendered in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; as well as risks detailed from time to time in Applied Signal Technology, Inc.’s public disclosure filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2009, subsequent quarterly filings on Form 10-Q and the solicitation/recommendation statement to be filed in connection with the tender offer. The information contained herein is as of December 20, 2010. Applied Signal Technology, Inc. disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release or otherwise. Copies of Applied Signal Technology, Inc.’s public disclosure filings are available from its investor relations department.